                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 May 16, 2000
                                 -------------
                       (Date of Earliest Event Reported)



                              SOLV-EX CORPORATION
                              -------------------
            (Exact Name of Registrant as specified in its charter)



                                  New Mexico
                                  ----------
                (State or other jurisdiction of incorporation)



             0-9897                                   85-0283729
             ------                                   ----------
    (Commission File Number)             (IRS Employer Identification Number)



                2127 Menaul NE, Albuquerque, New Mexico   87107
                -----------------------------------------------
          (Address of principal executive offices including zip code)



                                (505) 883-0331
                                --------------
              (Registrant's telephone number including area code)


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Items
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On May 16, 2000, Judge Bruce Black entered the Final Judgment of Permanent
Injunction and Other Relief in the case styled as Securities and Exchange Commission v. Solv-Ex Corporation, et al., Case No. CIV 98-860 BB/RLP, in the United States District Court for the District of New Mexico.

The Court's Final Judgment enjoins Solv-Ex, together with John S. Rendall, the Company's Chairman of the Board of Directors and CEO, and Herbert M. Campbell, present Director of the Company and a former Vice-President and General Counsel, from: (1) employing any device, scheme or artifice to defraud; or, (2) obtaining money or property by means of any untrue statement of a material fact or omission to state a material fact; and, (3) filing or causing the filing with the Securities and Exchange Commission of any periodic report on behalf of any issuer, which contains any untrue statement of material, or which omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. In addition, the Court's Final Judgment imposes a civil penalty in an amount of $5,000 each against the individual Defendants, Rendall and Campbell.

The Court's Final Judgment incorporated its Findings of Fact and Conclusions of Law issued on March 31, 2000.

Solv-Ex and the two other defendants stated that they intend to appeal the Final Judgment.

The Court's Final Judgment and Findings of Fact and Conclusions of Law are on file and may be reviewed at the office of the Clerk of the United States District Court in Albuquerque, New Mexico.

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 18, 2000                 SOLV-EX CORPORATION
                                    (Registrant)



                                    By  /s/ Frank Ciotti
                                       -----------------------
                                       Frank Ciotti,
                                       Chief Financial Officer

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